Exhibit 10.1

STOCK EXCHANGE AND RESTRUCTURING AGREEMENT

This Stock Exchange and Restructuring Agreement (this “Agreement”) is made and effective as of May 15, 2015 (the “Effective Date”), by and between American Realty Partners, LLC, an Arizona limited liability company with a mailing address for notice purposes of 34225 North 27th Drive, Building 5, Suite 238 in Phoenix, Arizona 85085 (“ARP”), and American Housing Income Trust, Inc., a Maryland corporation with a mailing address for notice purposes of 34225 North 27th Drive, Building 5, Suite 238 in Phoenix, Arizona 85085 (“AHIT”).  AHIT and ARP may be defined singularly as a “Party” or collectively as the “Parties.”

WITNESSETH

WHEREAS, the Parties have determined that the transaction contemplated by this Agreement would be advantageous and beneficial to their respective companies, members and shareholders, and would be consistent with a related-party restructuring.

WHEREAS, ARP consists of members holding units of issued and outstanding equity in the entity (collectively referred to herein as the “ARP Members”).

WHEREAS, on February 23, 2015, the Manager of ARP – Performance Realty Management, LLC (“PRM”), pursuant to Article 5, Section 5.3 of the Operating Agreement for ARP, sought consent from the ARP Members to restructure the company pursuant to a proposed Restructuring Plan (the “Restructuring Plan”) following the acquisition of the majority and controlling common and preferred shares of AHIT’s predecessor-through-conversion, Affinity Mediaworks Corp. (“Affinity”).  Certain aspects of the Restructuring Plan included, amongst other things:

(a)	The conversion of Affinity into AHIT, and then pursue operations as an eventual real estate investment trust, or “REIT”;

(b)
Affinity would then pursue a tax-free exchange of the ARP Members’ units with shares in AHIT resulting in the ARP Members holding a pro rata shares in AHIT, and more specifically, AHIT would  issue 5,000,000 shares of common stock into its treasury, and then exchange these shares on a pro rata basis with the ARP Members (hereinafter referred to as the “AHIT Shares”);

(c)	The restructuring would be done in conjunction with ARP’s lender – Firstkey Lending, LLC; and

(d)
The intended final result of the restructuring would be that the ARP Members would hold title to restricted common shares in AHIT pursuing a public and perhaps private capital raising strategy using the REIT vehicle.

WHEREAS, on March 2, 2015, Affinity approved the conversion into a Maryland entity for purposes of implementing the Restructuring Plan, provided the Restructuring Plan was approved by the ARP Members consistent with the ARP Operating Agreement and applicable Arizona law.

WHEREAS, on March 7, 2015, following a meeting of the ARP Members and through the receipt of proxies under ballot, 68.59% of the Members approved the Restructuring Plan.

WHEREAS, on March 27, 2015, Affinity filed its Schedule 14C with the United States Securities and Exchange Commission (the “Commission”) announcing to non-beneficial owners the above-referenced conversion and reverse stock split.  The termination of dissenter’s rights has passed as of the Effective Date and the “Actions,” as defined by the Commission, shall take place on May 8, 2015 (i.e. the expiration of the forty-day waiting period).

WHEREAS, for United States federal income tax purposes, the transactions contemplated hereby are intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (together with all rules and regulations issued thereunder (the “Code”)) and this Agreement is intended to be adopted as a plan of reorganization for purposes of Section 368 of the Code.  Notwithstanding this intention, ARP and AHIT have advised the ARP Members that it is not passing on whether the exchange hereunder actually qualifies for a tax-free event under the Code; rather, ARP and AHIT have advised the ARP Members of their intent, only.

WHEREAS, the Recitals stated herein are not mere statements, but representations and warranties of the parties, and material terms in which each party has relied upon in executing this Agreement.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

(a)           “Act” means the Securities Act of 1933, as amended, and the rules and regulations issued in respect thereto.

(b)           “Encumbrance” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

(c)           “Law” means any law, statute, regulation, rule, ordinance, requirement or other binding action or requirement of any governmental, regulatory or administrative body, agency or authority or any court of judicial authority.

(d)           “Order” means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign.

(e)           “Person” means any individual, corporation, general or limited partnership, joint venture, association, limited liability company, joint stock company, trust, business, bank, trust company, estate (including any beneficiaries thereof), unincorporated entity, cooperative, association, government branch, agency or political subdivision thereof or organization of any kind.

(f)           “Transaction Documents” means any ancillary contracts, agreements or other documents that are to be entered into in connection with the transactions contemplated hereby.

ARTICLE II

EXCHANGE OF STOCK

SECTION 2.1.  Subject to the terms and conditions of this Agreement, at the Closing, ARP will retire and void the ARP Members’ units in ARP, and upon receipt of notice from ARP that such company action has taken place, AHIT will direct its transfer agent to issue certificates consistent with Exhibit A and ARP will issue 100 units to AHIT resulting in ARP being a wholly-owned subsidiary of AHIT.

SECTION 2.2.  THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place as promptly as possible but no later than the fifth (5th) business day following the day the last of the conditions set forth in Article V has been fulfilled or waived (other than those that this Agreement contemplates will be satisfied at or immediately prior to the Closing), or at such other time as shall be mutually agreed upon by the Parties (the “Closing Date”).  In addition to the conditions set forth in Article V, the Parties agree that the Closing shall take place by the time period identified herein after (a) all aspects of the 1:1,000 Reverse Split pending before FINRA are approved for action, and (b) notification of the Company’s authorization from its auditors to proceed with its Super 8-K filing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AHIT

AHIT represents and warrants to ARP that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

SECTION 3.1. POWER AND AUTHORITY. AHIT is a corporation duly organized, validly existing and in good standing under the laws of Maryland.  AHIT has all requisite capacity, power and authority to execute, deliver and perform this Agreement. No other corporate action on the part of AHIT is necessary to authorize the execution and delivery by AHIT of this Agreement. This Agreement has been duly executed and delivered and, upon execution by ARP, will constitute a valid and legally binding obligation of AHIT, enforceable against AHIT in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 3.2. OWNERSHIP; TRANSFERABILITY. AHIT is the legal and beneficial owner of the AHIT Shares, free and clear of any Encumbrance or restriction on transfer (and shall remain free and clear until the Closing), other than restrictions under the Act, or restrictions reflected in a legend on the certificates representing the AHIT Shares.

SECTION 3.3. CONSENTS AND APPROVALS. Neither the execution, delivery and performance of this Agreement by AHIT, nor the consummation by AHIT of any transaction related hereto, including the transfer, sale and delivery of the AHIT Shares will require any consent, approval, license, Order or authorization of, filing, registration, declaration or taking of any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required under the Federal securities laws which have or will be made, or the securities laws of the jurisdiction of AHIT.

SECTION 3.4. NO CONFLICTS. The execution and delivery by AHIT of this Agreement, and the consummation of the transactions contemplated by this Agreement shall not, assuming the consents, approvals, filings or actions described in Section 3.3 are made or obtained, as the case may be, (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of AHIT, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which AHIT is a party or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to AHIT or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially and adversely affect the AHIT Shares being conveyed by AHIT to ARP.

SECTION 3.5. PURCHASE ENTIRELY FOR OWN ACCOUNT. The ARP units to be received by AHIT will be acquired for investment for AHIT’s own account, and not with a view to the resale or distribution of any part thereof, unless otherwise agreed to by ARP. AHIT has no present intention of selling, granting any participation in, or otherwise distributing the ARP units, except as permitted by the Act.

SECTION 3.6. CLASSIFICATION OF ARP UNITS. AHIT understands that the ARP units being conveyed at Closing shall be characterized as “restricted securities” under the Federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

SECTION 3.7. BROKERS, ETC. AHIT is not obligated to pay any fee or commission to any broker, finder or other similar Person in connection with the transactions contemplated by this Agreement (other than any fees or commissions that are solely for the account of AHIT).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ARP

ARP represents and warrants to AHIT that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

SECTION 4.1. POWER AND AUTHORITY. ARP is a company duly organized, validly existing and in good standing under the laws of Arizona. ARP has all requisite capacity, power and authority to execute, deliver and perform this Agreement. No other company action on the part of ARP is necessary to authorize the execution and delivery by ARP of this Agreement. This Agreement has been duly executed and delivered and, upon execution by AHIT, will constitute a valid and legally binding obligation of ARP, enforceable against ARP in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 4.2. OWNERSHIP; TRANSFERABILITY. ARP is the legal and beneficial owner of the ARP units being conveyed to AHIT as part of the stock exchange, free and clear of any Encumbrance or restriction on transfer (and shall remain free and clear until the Closing), other than restrictions under the Act, or restrictions reflected in a legend on the certificates representing the ARP units.

SECTION 4.3. CONSENTS AND APPROVALS. Neither the execution, delivery and performance of this Agreement by ARP, nor the consummation by ARP of any transaction related hereto, including the transfer, sale and delivery of the ARP Shares will require any consent, approval, license, Order or authorization of, filing, registration, declaration or taking of any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required under the Federal securities laws which have or will be made, or the securities laws of the jurisdiction of ARP.  ARP consents to any and all necessary requirements of AHIT in reporting this transaction with the United States Securities and Exchange Commission.

SECTION 4.4. NO CONFLICTS. The execution and delivery by ARP of this Agreement, and the consummation of the transactions contemplated by this Agreement shall not, assuming the consents, approvals, filings or actions described in Section 4.3 are made or obtained, as the case may be, (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of ARP, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which ARP is a party or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to ARP or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially and adversely affect the ARP Shares being conveyed by ARP to AHIT.

SECTION 4.5. PURCHASE ENTIRELY FOR OWN ACCOUNT. The AHIT Shares to be received by ARP will be acquired for investment for ARP’s own account, and not with a view to the resale or distribution of any part thereof, unless otherwise allowed for under the Act. ARP has no present intention of selling, granting any participation in, or otherwise distributing the AHIT Shares, except, in the case of this Section 3.5, as permitted by the Act, or pursuant to a future, potential stock redemption program whereby, after registration of the AHIT Shares, the shareholders in ARP may agree to tender back its shares in ARP in consideration of a pro rata fractional issuance of the AHIT Shares, which ARP agrees would need the approval from AHIT so it may properly report the transaction with the Commission.

SECTION 4.6. BROKERS, ETC. ARP is not obligated to pay any fee or commission to any broker, finder or other similar Person in connection with the transactions contemplated by this Agreement (other than any fees or commissions that are solely for the account of ARP).

SECTION 4.7. LEGENDS. It is understood that the certificates evidencing the AHIT Shares, i.e. those shares issued to those identified on Exhibit A, shall bear a legend substantially in the form below:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES OR UNLESS SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.

ARTICLE V

CONDITIONS PRECEDENT; RELATED COVENANTS

SECTION 5.1. CLOSING EFFORTS. Each of the parties hereto shall use its commercially reasonable efforts (“Reasonable Efforts”) to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date, and (ii) the conditions to the obligations of the other parties to consummate the transaction are satisfied.

SECTION 5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF ARP. The obligations of ARP to transfer the ARP units to AHIT and acceptance of the AHIT Shares at the Closing and upon satisfaction of the conditions precedent for future releases are subject to the fulfillment of the condition that, at the Closing, the representations and warranties of ARP set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of ARP set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

SECTION 5.3. CONDITIONS PRECEDENT TO OBLIGATIONS OF AHIT. The obligations of AHIT to convey the AHIT Shares and accept the ARP units are subject to the fulfillment of the condition that, at the Closing, the representations and warranties of AHIT set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of AHIT set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

ARTICLE VI

TERMINATION

SECTION 6.1.  TERMINATION BY MUTUAL CONSENT.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the written consent of each party hereto.

SECTION 6.2.  TERMINATION BY EITHER AHIT OR ARP. This Agreement may be terminated (upon written notice from the terminating party hereto to the other party hereto) and the transactions contemplated hereby may be abandoned by action of any party hereto, if (a) the conveyance of the AHIT Shares to the ARP Members and the conveyance of the ARP units to AHIT shall not have occurred on or prior to May 17, 2015, or (b) any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign shall have issued a Law or Order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such Law or Order shall have become final and non-appealable.

SECTION 6.3. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement pursuant to this Article VI hereof, no Party or, its directors or officers or other controlling persons shall have any liability or further obligation to any other Party hereto pursuant to this Agreement, except that Article VII hereof shall survive termination of this Agreement and nothing herein will relieve any party hereto from liability for any breach of this Agreement occurring prior to such termination.

ARTICLE VII

GENERAL PROVISIONS; OTHER AGREEMENTS

SECTION 7.1. PRESS RELEASES. Other than any required filings under the Federal securities laws, none of the parties hereto will, without first obtaining the approval of the other, make any public announcement, directly or indirectly, regarding this Agreement, nor the nature of the transaction contemplated by this Agreement, to any person except as required by law or regulatory bodies and other than to the respective principals or other representatives of the Parties, each of whom shall be similarly bound by such confidentiality obligations. If any such press release or public announcement is so required by either party (except in the case of any disclosure required under the Federal securities laws to be made in a filing with the Commission), the disclosing party shall consult with the other parties prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to each of the parties.

SECTION 7.2. TAX-FREE TRANSACTION. From and after the date of this Agreement, AHIT shall use all reasonable efforts to cause the transactions contemplated hereby to qualify, and shall not knowingly take any actions or permit any actions to be taken that could reasonably be expected to prevent said transactions from qualifying as a “reorganization” under Section 368(a) of the Code for the benefit of ARP or the ARP Members. This Agreement shall be, and hereby is, adopted by ARP as a plan of reorganization for purposes of Section 368 of the Code.

SECTION 7.3. EXPENSES. Regardless of whether the transactions contemplated hereby are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such costs and expenses.

SECTION 7.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.

SECTION 7.5. HEADINGS. Article and Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

SECTION 7.6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

SECTION 7.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties hereto so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties hereto following the applicable facsimile transmission; provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

SECTION 7.8. AMENDMENT. Any term of this Agreement may be modified or amended only by an instrument in writing signed by each of the parties hereto.

SECTION 7.9. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms.

SECTION 7.10 JOINT DRAFTING, NEGOTIATION AND CONFLICT WAIVER. Each Party agrees that they have had an opportunity to participate in the drafting, preparation and negotiation of this Agreement.  Each of the Parties expressly acknowledges such participation and negotiation in order to avoid the application of any rule construing contractual language against the drafter thereof and agrees that the provisions of this Agreement shall be construed without prejudice to the Party who actually memorialized this Agreement in final form. ARP acknowledges that Paesano Akkashian, P.C. (“Paesano Akkashian”) has disclosed to it that it is legal counsel to AHIT, and that it does not represent ARP in conjunction with this Agreement or implementation of the Restructuring Plan, and that an actual or perceived conflict of interest may exist under the Michigan Rules of Professional Conduct by virtue of the fact that ARP is a related party to AHIT.  ARP acknowledges that Paesano Akkashian has thoroughly explained the conflict, and to the extent such a conflict exists, ARP waives the conflict.

SECTION 7.11 CONFLICT WAIVER RELATED TO PERFORMANCE REALTY MANAGEMENT, LLC AND SEAN ZARINEGAR.  The Parties acknowledge that this Agreement is intended to serve as a step in the restructuring of the Parties in furtherance of AHIT’s business objectives, and in furthering ARP’s business relationship with AHIT and future services to be provided to AHIT.  The Parties acknowledge that Performance Realty Management, LLC (“PRM”), and its single member, Sean Zarinegar (“Zarinegar”), will continue to serve as (a) Manager of ARP until such time the Board of Directors for AHIT determines that the arrangement impairs or might impair its ultimate objective of being a REIT, and (b) that Zarinegar will continue to serve as Chairman of the Board for AHIT.  ARP and AHIT agree that Zarinegar’s continued roles furthers the interest of AHIT and the interests of the ARP Members, and so to the extent any conflict exists, ARP and AHIT knowingly and willingly waive such conflict since the execution of this Agreement is in the best interests of ARP, AHIT and the ARP Members.  Furthermore, since Zarinegar is the sole member of PRM, AHIT waives any conflict of interest in PRM, and more specifically, Zarinegar, executing this Agreement on behalf of ARP.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date set forth above.

AMERICAN HOUSING INCOME TRUST, INC.

By /s/ Eric Stoffers
Eric Stoffers
President
Authorized by Board of Directors

AMERICAN REALTY PARTNERS, LLC

By: /s/ Sean Zarinegar
Performance Realty Management, LLC
By: Sean Zarinegar
Its: Manager